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                          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 1999
                                                                                                  REGISTRATION NO. 333-
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                                      SECURITIES AND EXCHANGE COMMISSION
                                            WASHINGTON, D.C. 20549

                                            -------------------------

                                                   FORM S-3
                                            REGISTRATION STATEMENT
                                                     UNDER
                                          THE SECURITIES ACT OF 1933

                                            -------------------------

                                                QRS CORPORATION
                            (Exact name of Registrant as specified in its charter)

                                             -------------------------

              DELAWARE                                  7370                                68-0102251
    (State or other jurisdiction            (Primary Standard Industrial                 (I.R.S. Employer
  of incorporation or organization)          Classification Code Number)                 Identification No.)

                                                1400 MARINA WAY SOUTH
                                             RICHMOND, CALIFORNIA 94804
                                                   (510) 215-5000
                          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                               -------------------------

                                                  SHAWN M. O'CONNOR
                                        PRESIDENT AND CHIEF OPERATING OFFICER
                                                   QRS CORPORATION
                                                1400 MARINA WAY SOUTH
                                             RICHMOND, CALIFORNIA 94804
                                                   (510) 215-5000
                       (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                                               -------------------------

                                                     Copies to:

                                              RONALD B. MOSKOVITZ, ESQ.
                                             ELIZABETH H. LEFEVER, ESQ.
                                              MARTHA O. O'MALLEY, ESQ.
                                           BROBECK, PHLEGER & HARRISON LLP
                                                     ONE MARKET
                                                 SPEAR STREET TOWER
                                           SAN FRANCISCO, CALIFORNIA 94105
                                                   (415) 442-0900

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/ / ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM
               TITLE OF EACH CLASS OF              AMOUNT TO          OFFERING PRICE           AGGREGATE             AMOUNT OF
             SECURITIES TO BE REGISTERED         BE REGISTERED         PER SHARE(1)       OFFERING PRICE (1)     REGISTRATION FEE
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common stock, no par value..................     53,250 shares            $46.657            $2,484,485.25            $690.69
==================================================================================================================================

(1)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the
     Securities Act of 1933 and based upon the average of the high and low prices of the Company's Common Stock as reported on the
     Nasdaq National Market on August 19, 1999.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL
THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY
DETERMINE.

     THE INFORMATION IS THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OF SALE IS NOT PERMITTED.

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                   Subject to Completion, dated August __, 1999

PROSPECTUS

                                  53,250 SHARES



                                     [LOGO]



                                 QRS CORPORATION

                                  COMMON STOCK

-------------------------------------------------------------------------------

         This prospectus relates to the public offering, which is not being underwritten, of 53,250 shares of our common stock which is held by one of our current stockholders. All of the 53,250 shares which may be offered hereby were received by the selling stockholder in connection with our acquisition of all the outstanding capital stock of Retail Data Services, Inc.

         The prices at which such stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We have agreed to bear certain expenses in connection with the registration of the shares being offered and sold by the stockholder hereby.

         Our common stock is quoted on the Nasdaq National Market under the symbol QRSI. On August 20, 1999, the closing price for the common stock was $47.


                              --------------------

          INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                              --------------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities nor passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    The date of this prospectus is August __, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13a, 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC on March 24, 1999;

          (b) All other reports filed pursuant to 13(a) or 15(d) since the end of the latest fiscal year for which a 10-K has been filed; and

          (c) The Registration Statement on Form 8-A filed with the SEC on June 18, 1993 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to our outstanding common stock.

          You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                                  Peter Papano
                      Chief Financial Officer and Secretary
                                 QRS Corporation
                              1400 Marina Way South
                               Richmond, CA 94804
                                 (510) 215-5000

          You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                 QRS CORPORATION

          QRS Corporation ("QRS", "We", "Our", "Us") principal executive offices are located at 1400 Marina Way South, Richmond, California 94804. QRS' telephone number is (510) 215-5000.

                                  RISK FACTORS

          YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING US. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

          THIS PROSPECTUS ALSO CONTAINS "FORWARD-LOOKING" STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS FACED BY US DESCRIBED BELOW AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

WE FACE INTENSE COMPETITION IN THE ELECTRONIC SERVICES BUSINESS FROM BOTH COMPETITORS IN OUR BUSINESS AND SUPPLIERS EXPANDING INTO OUR BUSINESS.

 WE FACE INTENSE COMPETITION IN THE ELECTRONIC SERVICES BUSINESS.

          We compete with a number of companies providing electronic commerce services to retailers and vendors. We believe the principal factors on which we compete include:

          -      product offerings,

          -      price,

          -      customer base, and

          -      customer service and support.

Competitive pricing may materially adversely affect the prices we can charge. Competition may also affect our ability to gain new customers and retain and expand business with our existing customers, and the range of services offered to our customers. We expect competition to increase as more companies enter the market and existing competitors continue to change and expand their product offerings. Many of our existing and potential competitors have financial, marketing or technological resources that exceed our own resources, and we cannot assure you that we will be able to compete successfully.

 WE MAY NOT BE SUCCESSFUL IN EXPANDING OUR MARKET OVER THE INTERNET.

          We cannot assure you that our efforts to exploit the opportunities provided by the electronic commerce market will be successful or that increased usage of the Internet for electronic commerce or increased competition will not adversely affect our business, results of operations, and financial condition.

IBM AND AT&T COULD DECIDE TO COMPETE AGAINST US.

          IBM has, under certain license and maintenance agreements with us, the right to market our catalog applications in competition with us, in return for prescribed royalty and maintenance payments. We cannot assure you that IBM will not exercise its license rights and compete with us. In 1998, AT&T and IBM announced a definitive agreement pursuant to which AT&T agreed to purchase IBM's Global Network and corporate networking business. If IBM transfers our network services agreement with IBM to AT&T or if AT&T markets IBM network services to the retail industry or directly to our customers, or permits one or more of our competitors to use and remarket these services to the retail industry, our business and results of operations could be materially adversely affected. IBM and AT&T are free to compete against us, and we cannot assure you that IBM and AT&T will not choose to compete with us in the future. If AT&T or IBM were to become a competitor, our business and results of operations could be materially adversely affected.

WE DEPEND ON IBM FOR OUR NETWORK SERVICES AND A SUBSTANTIAL PORTION OF OUR REVENUES.

     BECAUSE WE DEPEND ON IBM'S VALUE-ADDED NETWORK FOR A SUBSTANTIAL PORTION OF OUR REVENUES, ANY SIGNIFICANT CHANGE IN OR DISRUPTION OF ITS OPERATIONS COULD ADVERSELY AFFECT OUR REVENUES.

          Since 1988, we have used the IBM Value-Added Network or "VAN" to provide customers with certain electronic commerce services, including electronic data interchange and connectivity. Currently, IBM and AT&T Global Network Services solely control the maintenance and operation of the VAN. We anticipate that we will continue to acquire our network service requirements from IBM with the delivery of a portion of these services to be undertaken by AT&T Global Network Services. We depend on the IBM VAN for a substantial part of our revenues and such dependence is expected to continue and last through the term of our contract, which expires December 31, 2000. Since we have no right to control the maintenance and operation of the VAN, decisions with respect to such matters that adversely affect us may have a material impact on our business and results of operations. In addition, if IBM and AT&T become unable or unwilling to provide VAN services, we would either have to provide these services directly or arrange for a third party to provide such services. We cannot assure you that we would be able to do so on a timely basis, if at all, or that the costs of any such arrangements would not materially adversely affect our business and results of operations. Disruption or unavailability of the IBM VAN could have a material adverse effect on our business and results of operations.

     ANY CHANGE IN IBM'S RATE STRUCTURE OR THE VOLUME OF OUR BUSINESS WITH IBM COULD ADVERSELY AFFECT OUR REVENUES.

          IBM currently charges us for the network services used by our customers. These charges are subject to specified volume discounts and allowances. In the event that IBM decides to increase the prices that it charges us or reduces the amount of discounts or allowances after our current contract expires, we cannot assure you that we will be able to pass along these changes to our customers. If we cannot do so, our business and results of operations could be materially adversely affected. We have an agreement with IBM for the purchase of $250 million of network services over a three-year period beginning January 1, 1998. The agreement includes specified annual minimum purchases and a graduated adjustment charge if total purchases fall below the minimum amount. We cannot assure you that we will meet the minimum purchase requirements, and if we do not do so, we will have to pay more for IBM's network services and our revenues could be adversely affected.

WE DEPEND ON SEVERAL KEY "HUB" CUSTOMERS FOR OUR BUSINESS.

          We provide services and generate revenues by enabling certain of our key central or hub customers and their trading partners to conduct business over our network. Our customers include several hubs which represent a significant amount of our business. Estimated revenues attributable to all of the billings of any one of our hub customers and its trading partners may exceed 10% of our total revenues in any one period. One or more of our hub retail customers could elect either to develop their own catalog and electronic data interchange services or to transfer all or a significant portion of their trading activities to a competitor. Any such transfer could result in many of that retailer's vendor partners electing not to maintain their U.P.C. catalog information with us. Any transfer that results in a loss or significant reduction in our catalog and network services business could have a material adverse effect on our business and results of operations.

NEW TECHNOLOGY COULD MAKE OUR EXISTING SERVICES OBSOLETE.

          The electronic data interchange services industry is characterized by continuously evolving standards and technology. Our ability to anticipate or guide retail industry standards, to continue to apply advances in network technology and to develop new catalog and other applications will be a significant factor in our ability to grow and remain competitive. Our current pricing structure for our catalog and electronic data interchange services is partially based on the number of characters transmitted. Our business and results of operations could be materially adversely affected if new compression technology is introduced which reduces the number of characters needed to electronically transmit business documents. In addition, new technologies could be developed or enhanced that could make our existing catalog and electronic data interchange services technologically obsolete. We cannot assure you that we will be able to respond in a timely manner to technological changes or that the ability of competitors to successfully incorporate evolving standards and technologies into new services will not make our services noncompetitive. If we fail to adapt to or incorporate new standards or technology, it could have a material adverse effect on our business and results of operation.

OUR SUCCESS DEPENDS IN PART ON OUR ABILITY TO TIMELY DESIGN AND INTRODUCE NEW PRODUCTS AND SERVICES.

          Our future growth depends on our successful and timely introduction of new products and services in markets that do not currently exist or are just emerging. We have not yet completed development of all of these services and we cannot assure you that we will successfully complete any such development or that if such development is completed, our planned introduction of these services will realize market acceptance or will meet the technical or other requirements of potential customers. We use complex software products in our electronic commerce industry, and these products may contain undetected errors or failures when first introduced or when new versions are released. If software errors are discovered after introduction, we could experience delays or lost revenues during the period required to correct these errors. We cannot assure you that errors will not be found in new products or releases after commencement of commercial shipments. Such errors could result in loss of, or delay in, market acceptance, which could have a material adverse effect on our business, results of operations and financial condition.

WE FACE RISKS ASSOCIATED WITH PHYSICAL DAMAGE TO OUR DATA CENTER FACILITY.

          QRS Keystone, our catalog product, runs on a computer system contained in our data center facility in Richmond, California. The data center is located in a single facility and we have no present intention of establishing an additional data center in a separate location. We have arranged for use of off-site computer facilities, if necessary, and have taken other precautions to protect ourselves and our customers from events that could interrupt delivery of our services. However, we cannot assure you that a fire, earthquake or other natural disaster affecting the data center would not disable our computer system. Our data center routes through the AT&T hubs in San Francisco and Los Angeles. Any significant damage to our data center or disruption of its connectivity to the AT&T network could have a material adverse effect on our business and results of operations.

WE MAY NOT BE ABLE TO PROPERLY MANAGE OUR GROWTH.

          We have significantly increased our service offerings and customers. Maintaining profitability during a period of expansion will depend, among other things, on our ability to manage effectively our operations. Difficulties in managing continued growth could have a material adverse effect on our business and results of operations.

WE DEPEND ON OUR KEY PERSONNEL.

                  Our success depends to a significant extent upon the performance of our executive officers and other key employees, particularly the members of senior management. We have no "key personnel" life insurance for any of our senior management and do not currently intend to purchase any such policies. We cannot assure you that we will be able to continue to attract and retain the qualified personnel necessary for the development of its business. If we lose key personnel or fail to recruit necessary additional personnel, our business and results of operations could be materially adversely affected.

WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY.

          We rely on a combination of copyright, trade secret and trademark laws and nondisclosure agreements to protect our proprietary rights. Existing copyright laws afford only limited protection and we may not be able to police unauthorized use of our products and services. Unauthorized third parties may be able to copy our products and services or to reverse engineer or otherwise obtain and use our proprietary information. Further, the laws of certain countries in which our products or services may be distributed may not protect our products or services and intellectual rights to the same extent as the laws of the United States. If unauthorized third parties copy or reverse engineer or otherwise obtain and use our proprietary information, our business and results of operations could be materially adversely affected.

WE MUST MANAGE THE INTEGRATION OF RETAIL DATA SERVICES, INC. SUCCESSFULLY IN ORDER TO ACHIEVE DESIRED RESULTS.

          We recently acquired Retail Data Services, Inc. The acquisition is accompanied by a number of risks, including:

          - the difficulty of assimilating the operations and personnel of Retail Data Services;

          - the potential disruption of our ongoing business and distraction of management;

          - the difficulty of incorporating acquired technology and rights into our products and services;

          -      unanticipated expenses related to technology integration;

          - the maintenance of uniform standards, controls, procedures and policies;

          - the impairment of relationships with employees and customers as a result of any integration of new management personnel; and

          -      potential unknown liabilities associated with Retail Data
                 Services.

We may not succeed in addressing these risks or any other problems encountered in connection with the acquisition.

WE MAY EXPERIENCE LOSSES FROM QUARTER TO QUARTER.

          Our future quarterly operating results may vary and we could experience reduced levels of earnings or losses in one or more quarters. Fluctuations in our quarterly operating results could result from a variety of factors, including:

          - changes in the levels of revenues derived from each product, relating to the timing of new service announcements by us or by our competitors;

          - changes in our pricing policies or those of our competitors;

          - market acceptance of our new and enhanced versions of our products and services versus those of our competitors;

          -      the size and timing of significant orders;

          -      changes in operating expenses;

          -      changes in our strategy;

          -      the introduction of alternative technologies;

          -      the effect of potential acquisitions; and

          -      industry and general economic factors.

We have limited or no control over many of these factors.

FAILURE OF OUR COMPUTER SYSTEMS OR OUR BUSINESS PARTNERS' COMPUTER SYSTEMS TO RECOGNIZE THE YEAR 2000 COULD NEGATIVELY AFFECT OUR BUSINESS.

          We have conducted an evaluation of the actions necessary to confirm that our business critical computer and other systems will be able to function without disruption with respect to the application of dating systems in the Year 2000 and have formulated a Year 2000 readiness plan. The scope of the Year 2000 plan includes: (1) information technology, such as software and hardware, (2) non-information technology systems or embedded technology such as micro-controllers contained in various safety systems, facilities and utilities, and (3) readiness of key third parties, including suppliers and customers. Our remedial actions are scheduled for completion during the third quarter of 1999. However, we cannot assure you that the remedial actions we are implementing will be completed by the time necessary to avoid Year 2000 compliance problems.

          OUR INFORMATION TECHNOLOGY SYSTEMS MAY NOT BE YEAR 2000 READY.

          We are upgrading, replacing, and testing many of our information technology systems to achieve Year 2000 readiness. We believe that our mainframe systems are largely Year 2000 capable, and that upgrading our PC and midrange systems will require the majority of our attention. We cannot assure you that our information technology systems will be Year 2000 ready.

          OUR NON-INFORMATION TECHNOLOGY SYSTEMS MAY NOT BE YEAR 2000 READY.

          We believe that our non-information technology Year 2000 exposure is relatively low. However, we cannot assure you that we have properly assessed this risk. We believe that our currently offered products and EC services are Year 2000 ready, or will be ready before the end of 1999 through new product releases or modifications to internal systems. A small percentage of our customers who receive product support from us are operating product versions that may not be Year 2000 ready or are using products or product versions that we have replaced or intend to replace with comparable Year 2000 ready products. We do not believe that customers who license or migrate to Year 2000 ready versions of our products, or customers who purchase our EC services, will experience any Year 2000 failures caused by such products or services. We cannot assure you that our expectations and beliefs as to these matters will prove to be accurate. Moreover, our products employ, and the provision of our services requires the use of, systems comprised of third-party hardware and software, some of which may not be Year 2000 ready.

          KEY THIRD PARTIES, INCLUDING OUR SUPPLIERS AND CUSTOMERS, MAY NOT BE YEAR 2000 READY.

          We have a process in place to assess the Year 2000 readiness of our business critical vendors and customers, and are working with these vendors and customers on Year 2000 readiness issues. We cannot assure you that the systems of other parties upon which we rely will be made Year 2000 ready on a timely basis. We use third party vendor equipment, telecommunications products and software products. Disruptions with respect to computer systems of vendors or customers, whose systems are outside our control, could impair our ability to provide services to our customers, and could have a material adverse effect upon our financial condition and results of operations, or require us to incur unanticipated expenses to remedy any problems.

          OUR YEAR 2000 READINESS PLAN MAY NOT BE COMPREHENSIVE ENOUGH.

          We expended approximately $425,000 in 1998 and $1,066,000 during the six months ended June 30, 1999 on activities to prepare for Year 2000 readiness. Approximately $155,000 and $181,000, respectively, was for assessments and customer notification, and $270,000 and $885,000, respectively, was for testing and product and infrastructure modifications. We currently estimate that it will cost an additional $1,159,000, budgeted primarily under our Information Technology division, prior to January 1, 2000, to modify our in-house information systems, other systems and internally developed software products affected by the Year 2000 issue. We estimate that of the remaining costs, 18% will be for assessment and customer notification and 82% will be for testing and modifications. Total Year 2000 readiness costs have increased due to additional work scope. We are funding all costs associated with Year 2000 compliance with cash flow generated from operations and existing cash balances and expensing such costs as they are incurred. We cannot assure you, however, that our estimates of our Year 2000 projected costs will be accurate or that we will be able to continue to fund such Year 2000 costs through our current cash flow from operations.

          PURCHASING TRENDS IN THE ELECTRONIC DATA INTERCHANGE INDUSTRY MAY AFFECT OUR GROWTH.

          Additional aspects of the Year 2000 issues may pose risks to be considered in evaluating our future growth. Normal purchasing patterns and trends in the electronic data interchange industry may be affected by customers replacing or upgrading applications or systems to address the Year 2000 issue. We have not experienced any discernable trend indicating a recent or impending material reduction in demand for our services and products. We cannot assure you, however, that purchasing patterns of our customers will not change or that we will not experience such a reduction in demand for our services and products in the future.

          OUR VENDORS AND CUSTOMERS MAY EXPERIENCE YEAR 2000 PROBLEMS.

          We believe that the most reasonably likely worst case scenario is that a small number of vendors and/or customers will have lingering Year 2000 compliance problems, resulting in additional support for these customers and the substitution of a higher number of software vendors than currently anticipated. We will develop contingency plans for those business critical vendors or large customers who are either unable or unwilling to develop remedial plans to become Year 2000 ready. We expect that these plans will involve the acceleration of our Year 2000 readiness activity and the application of additional resources. We expect that these contingency plans will be in place by the third quarter of 1999.

OUR CUSTOMERS COULD USE PRIVATE COMPUTER NETWORKS INSTEAD OF OUR
SERVICES.

          Our customers' and potential customers' increased use of private computer networks may reduce demand for our services. Some large retailers and vendors operate private computer networks for transacting business with their trading partners. Additional retailers and vendors, including certain of our existing customers, may develop and implement similar private networks, thereby reducing the demand for our services.

WE MAY BECOME SUBJECT TO GOVERNMENT REGULATION OF OUR ELECTRONIC COMMERCE SERVICES AND PRODUCTS.

          As a provider of electronic commerce services and products, current regulations and laws governing the telecommunications industry generally do not apply to us. Governmental policies affecting the electronic commerce industry could be implemented by executive order, legislation, administrative order, or otherwise. If such policies are adopted, they could have a material adverse effect on our business, results of operations, and financial condition.

OUR STOCK PRICE FLUCTUATES SUBSTANTIALLY.

          The market price of our common stock has fluctuated significantly since the initial public offering of our common stock in August 1993. The market price of our common stock could be subject to significant fluctuations in the future based on factors

          -      announcements of new products by us or by our competitors,

          -      quarterly fluctuations in our financial results,

          - quarterly fluctuations in other electronic commerce services companies' financial results,

          -      changes in analysts' estimates of our financial performance

          - general conditions in the electronic commerce services industry, and

          -      conditions in the financial markets.

The stock market in general has experienced extreme price and volume fluctuations, which have particularly affected the market prices for many high technology companies and which have often been unrelated to the operating performance of the specific companies. Many technology companies, including QRS, have recently experienced historic highs in the market price of their equity securities. We cannot assure you that the market price of our common stock will not decline substantially from such historic highs, or will not otherwise continue to experience significant fluctuations in the future.

OUR CHARTER DOCUMENTS AND DELAWARE LAW MAY MAKE A TAKEOVER MORE DIFFICULT.

          We are a Delaware corporation. The Delaware General Corporation Law contains certain provisions that may make a change in control of our company more difficult or prevent the removal of incumbent directors. In addition, our certificate of incorporation and bylaws contain provisions that have the same effect. These provisions may have a negative impact on the price of our common stock, may discourage third-party bidders from making a bid for our company or may reduce any premiums paid to stockholders for their common stock.

                              PLAN OF DISTRIBUTION

          We are registering 53,250 shares on behalf of a selling stockholder, Christine B. Cottrell. We will receive no proceeds from this offering. Christine Cottrell or pledgees, donees, transferees or other successors-in-interest selling shares received from Christine Cottrell as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus (collectively, the "Selling Stockholder") may sell the shares from time to time. The Selling Stockholder will act independently of QRS in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholder may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

          - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

          - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

          - an exchange distribution in accordance with the rules of such exchange,

          - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

          -      in privately negotiated transactions.

           To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in the resales.

          The Selling Stockholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the Selling Stockholder. Some or all of the shares covered by this registration statement may be sold to cover short positions in the open market. The Selling Stockholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Stockholder also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

          Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Selling Stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

          The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

          Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholder. QRS will make copies of this prospectus available to the Selling Stockholder and has informed it of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

          The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sales of the shares. The Selling Stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholder has agreed to indemnify certain persons, including broker-dealers and agents, against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

                               SELLING STOCKHOLDER

          We acquired from the Selling Stockholder all of the outstanding capital stock of Retail Data Services, Inc. The Selling Stockholder currently beneficially owns 53,250 shares of QRS, which is part of the consideration we paid in the acquisition of Retail Data Services, Inc. and which represents 0.40% of the outstanding shares of QRS. All 53,250 shares are being offered by this prospectus and may be offered from time to time by the Selling Stockholder. The Selling Stockholder currently intends to sell all of these shares.

                                  LEGAL MATTERS

          The validity of the securities offered hereby will be passed upon for QRS by Brobeck, Phleger & Harrison LLP, San Francisco, California.

                                     EXPERTS

          The financial statements incorporated in this prospectus by reference from QRS' Annual Report on Form 10-K for the year ended
December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.

                      --------------

                     TABLE OF CONTENTS


                                       PAGE
                                       ----

Where You can Find More Information.....1
QRS Corporation.........................2
Risk Factors............................2
Plan of Distribution....................8
Selling Stockholder....................10
Legal Matters..........................10
Experts................................10


        QRS CORPORATION





















        53,250 Shares
        OF COMMON STOCK
         ------------

          PROSPECTUS
         ------------

















   August      , 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

     SEC Registration fee                      $   691
     Printing and engraving                      1,500
            expenses
     Legal expenses                              7,000
     Accounting fees and                        20,000
            Expenses
     Miscellaneous                                 300

Item 15.  Indemnification of Officers and Directors.

          Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

          In accordance with the Delaware Law, our certificate of incorporation limits the liability of our directors to the maximum extent permitted by law. Under Delaware law, our directors will not be personally liable for monetary damages, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the unlawful payment of dividends or unlawful stock purchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derived an improper personal benefit.

          QRS' Bylaws provide that QRS shall indemnify its directors and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. QRS believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of the indemnified parties. QRS' Bylaws also permit it to secure insurance on behalf of any officer, director, employee of other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws have the power to indemnify him or her under the General Corporation Law of Delaware. QRS currently has secured such insurance on behalf of its directors and officers.

          QRS has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification to which they are entitled under QRS' Bylaws. These agreements, among other things, indemnify QRS' directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of QRS arising out of such person's services as a director or executive officer of QRS, any subsidiary of QRS or any other company or enterprise to which the person provides services at the request of QRS.

Item 17.  Undertakings.

          The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California on this 23rd day of August, 1999.

                                       QRS Corporation


                                       By:  /S/ JOHN S. SIMON
                                           -----------------------
                                           John S. Simon
                                           Chief Executive Officer and Director


                               POWER OF ATTORNEY

          Each person whose signature appears below hereby appoints Peter Papano, acting alone, his true and lawful attorney-in-fact with authority to execute in the name of each person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments to this Registration Statement and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                          TITLE
---------                          -----
/S/      JOHN S. SIMON             Chief Executive Officer and Director
--------------------------------   (Principal Executive Officer)
         John S. Simon

/S/      PETER PAPANO              Chief Financial Officer and Secretary
--------------------------------   (Principal Financial and Accounting  Officer)
         Peter Papano

/S/      PETER R. JOHNSON
--------------------------------   Chairman of the Board of Directors
         Peter R. Johnson

/S/      TANIA AMOCHAEV
--------------------------------   Director
         Tania Amochaev

/S/      STEVEN D. BROOKS
--------------------------------   Director
         Steven D. Brooks

/S/      JOHN P. DOUGALL
--------------------------------   Director
         John P. Dougall


                                       II-3




/S/      H. LYNN HAZLETT
--------------------------------   Director
         H. Lynn Hazlett

S/       PHILIP SCHLEIN
--------------------------------   Director
         Philip Schlein

S/       GAREN K. STAGLIN
--------------------------------   Director
         Garen K. Staglin

S/       GARTH SALONER
--------------------------------   Director
         Garth Saloner


                                                   EXHIBIT INDEX

 EXHIBIT
  NUMBER                                               EXHIBIT TITLE
---------                                              -------------
   2.1                Agreement and Plan of Merger of QuickResponse Delaware, Inc. and QuickResponse
                      Services, Inc.*****
   4.1                Specimen of Common Stock Certificate of QRS.*
   5.1                Opinion of Brobeck, Phleger & Harrison LLP.
  23.1                Consent of Deloitte & Touche LLP.
  23.2                Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto).
  24.1                Power of Attorney (included on page II-3 hereto).

    * Incorporated by reference to Exhibit of same number of QRS' Registration Statement on Form S-1 (Registration No. 33-63938).
***** Incorporated by reference to Exhibit of same number filed with QRS' Annual
      Report on Form 10-K for the year ended December 31, 1997.
------------------


          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.